CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                 1934 ACT REPORTING REQUIREMENTS

                           FORM 8-K/A

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): September 10, 2002



                NICHOLAS INVESTMENT COMPANY, INC.
     (Exact Name of Registrant as Specified in its Charter)



     Nevada               000-27557                33-0788293
   (State of             (Commission             (IRS Employer
 incorporation)          File Number)          Identification No.)


                          6565 Spencer
                      Las Vegas, NV  89119
            (Address of Principal Executive Offices)

 Registrant's Telephone Number, including area code: (702) 501-1096

            5017 Cliffrose Dr., Las Vegas, NV  89130
  (Former Name or Former Address, if changed Since Last Report)




ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On October 21, 2002, the Company reported on Form 8-K that it had entered into a Purchase Agreement dated September 10, 2002 with P/R Business, Inc. for the purchase of an office building located at 3430 East Russell Road, Las Vegas, Nevada, and as a down payment, the Company issued 10,000,000 shares of its restricted common stock and 600,000 shares of its convertible preferred shares. In addition, the Company issued a promissory note in the amount of $1,500,000, secured by 100% of the Company stock.

P/R Business failed to deliver clear title of the property to the Company and on or about November 24, 2002, the Purchase Agreement was terminated, the promissory note was cancelled and the shares issued as down payment were cancelled and returned to the authorized but unissued capital stock of the Company.


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Date:  February 3, 2003

                              NICHOLAS INVESTMENT COMPANY, INC.


                              By: /s/
                              Darryl Schuttloffel, President